UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

Apollo Realty Income Solutions, Inc

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56656	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2024, Dr. Randy Anderson, the Co-Chief Executive Officer, Co-President and one of the directors of Apollo Realty Income Solutions, Inc. (the “Company”), informed the Company of his intention to retire and resign from the positions of Co-Chief Executive Officer and Co-President and as a member of the Board of Directors (the “Board”) of the Company, effective as of December 31, 2024 (the “Effective Date”). The decision of Dr. Anderson to resign from the Company and the Board was not the result of any dispute or disagreements with the Company or ARIS Management, LLC, a Delaware limited liability company and a subsidiary of Apollo Global Management, Inc. (the “Adviser”, and together with Apollo Global Management, Inc. and its other subsidiaries, “Apollo”), on any matter relating to the operations, policies or practices of the Company, the Adviser, or their affiliates.

On December 19, 2024, the Board appointed Jess Lipsey to the positions of Chief Executive Officer and President of the Company and elected Mr. Lipsey to the Board, each effective as of the Effective Date.

Jess Lipsey, 43, has served as the Co-Chief Investment Officer of the Adviser since June 2022. Mr. Lipsey is a Partner at Apollo, where he is a member of the Real Estate group and holds responsibility for sourcing, executing and monitoring investments. Prior to joining Apollo in 2010, Mr. Lipsey worked at Lehman Brothers Real Estate Partners, where he was involved in the acquisition and asset management of equity and structured debt investments across the US. Previously, he was an analyst in the Real Estate Investment Banking Group at Wachovia Securities, where he participated in advisory and financing assignments on behalf of private and public companies. Mr. Lipsey has served on the Boards of Directors of Newport Parent Corporation, La Costa Capital Partners, LLC, and Inspire Realty Services, Inc., since July 2021, March 2024, and November 2024, respectively. Mr. Lipsey graduated magna cum laude from Washington and Lee University with a BS in Business Administration and Accounting. There is no arrangement or understanding between Mr. Lipsey and any other persons pursuant to which he was appointed as the Company’s Chief Executive Officer and President. There are no related person transactions involving Mr. Lipsey that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Lipsey and any director or executive officer of the Company. Mr. Lipsey will enter into an indemnification agreement with the Company in substantially the same form that the Company has entered into with its directors and other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

Date: December 23, 2024	By:	/s/ Anastasia Mironova
Name: Anastasia Mironova
Title: Interim Chief Financial Officer, Treasurer and Secretary